Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the At Mobile.com, Inc. amended and restated 1997 Stock Option Plan of our report dated January 24, 2000, with respect to the consolidated financial statements and schedule of Software.com, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Woodland Hills, California
May 2, 2000